Exhibit 99.1
News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER
NET INCOME OF $313.3 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.46

Return on Average Common Equity of 12.2%
Strong Balance Sheet and Capital Strength to Meet Client and Community Needs
CHICAGO, JULY 22, 2020 — Northern Trust Corporation today reported second quarter net income per diluted common share of $1.46, compared to $1.75 in the second quarter of 2019 and $1.55 in the first quarter of 2020. Net income was $313.3 million, compared to $389.4 million in the prior-year quarter and $360.6 million in the prior quarter.
        “Northern Trust’s performance in the second quarter of 2020 resulted in revenue consistent with the prior year, diluted earnings per share of $1.46, and a return on average common equity of 12.2%,” said Michael O’Grady, Chairman and Chief Executive Officer. “Non-interest-related revenue grew 4% compared to the prior year and offset an 11% decline in net interest income reflecting the low interest rate environment. Expense in the quarter increased 3% from the prior year. As announced yesterday, our Board of Directors maintained our dividend of $0.70 per share for the third quarter, reflecting the strength of our capital position and balance sheet.”
        O’Grady added, “We continue to focus on serving the needs of our clients, the communities of which we are a part and our employees as we navigate the ongoing pandemic and related environment. As a part of this effort, during the quarter we announced a commitment to provide $20 million over 5 years to expand access to resources that address essential human needs, including food, housing, healthcare and education, to bridge the gap that threatens the broader prosperity of our society. We will continue to work closely with the communities we serve through philanthropic contributions, community investments and employee volunteer service.”

SECOND QUARTER 2020 RESULTS

SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q2 2020	Q1 2020	Q2 2019	Q1 2020	Q2 2019
Trust, Investment and Other Service Fees	$961.5	$1,003.6	$955.5	(4)%	1%
Other Noninterest Income	172.5	176.0	133.7	(2)	29
Net Interest Income (FTE*)	379.8	416.2	425.1	(9)	(11)
Total Revenue (FTE*)	1,513.8	1,595.8	1,514.3	(5)	—
Noninterest Expense	1,036.9	1,065.6	1,006.2	(3)	3
Provision for Credit Losses	66.0	61.0	(6.5)	8	N/M
Provision for Income Taxes	89.9	100.5	117.5	(10)	(23)
FTE Adjustment*	7.7	8.1	7.7	(4)	1
Net Income	$313.3	$360.6	$389.4	(13)%	(20)%
Earnings Allocated to Common and Potential Common Shares	305.1	326.2	379.7	(6)	(20)
Diluted Earnings per Common Share	$1.46	$1.55	$1.75	(6)%	(16)%
Return on Average Common Equity	12.2%	13.4%	15.9%
Return on Average Assets	0.91%	1.17%	1.34%
Average Assets	$138,770.6	$124,170.5	$116,358.9	12%	19%
N/M - Not meaningful
(*)  Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody (a component of AUC/A), and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	June 30, 2020*	March 31, 2020	June 30, 2019	March 31, 2020	June 30, 2019
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$11,347.1	$10,236.5	$10,623.6	11%	7%
Wealth Management	751.2	640.1	698.4	17	8
Total Assets Under Custody/Administration	$12,098.3	$10,876.6	$11,322.0	11%	7%
Assets Under Custody
Corporate & Institutional Services	$8,542.7	$7,620.8	$7,820.6	12%	9%
Wealth Management	747.9	633.9	698.2	18	7
Total Assets Under Custody	$9,290.6	$8,254.7	$8,518.8	13%	9%
Assets Under Management
Corporate & Institutional Services	$954.0	$842.6	$887.0	13%	8%
Wealth Management	303.8	276.7	293.2	10	4
Total Assets Under Management	$1,257.8	$1,119.3	$1,180.2	12%	7%
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

SECOND QUARTER 2020 RESULTS (continued)

TRUST, INVESTMENT AND OTHER SERVICING FEES

				% Change vs.
($ In Millions)	Q2 2020	Q1 2020	Q2 2019	Q1 2020	Q2 2019
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$376.3	$394.9	$385.1	(5)%	(2)%
Investment Management	128.4	120.8	110.8	6	16
Securities Lending	27.3	23.4	21.8	17	25
Other	34.2	35.3	31.7	(3)	8
Total C&IS	$566.2	$574.4	$549.4	(1)%	3%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$142.1	$159.4	$153.1	(11)%	(7)%
East	104.2	111.5	104.3	(7)	—
West	80.0	87.0	82.8	(8)	(3)
Global Family Office	69.0	71.3	65.9	(3)	5
Total Wealth Management	$395.3	$429.2	$406.1	(8)%	(3)%

Total Consolidated Trust, Investment and Other Servicing Fees	$961.5	$1,003.6	$955.5	(4)%	1%
Q2 2020 vs. Q1 2020
C&IS and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
C&IS trust, investment and other servicing fees decreased compared to the prior quarter.
▪Custody and fund administration fees decreased primarily due to unfavorable lagged markets, partially offset by favorable transaction fees.
▪Investment management fees increased primarily due to new business, partially offset by unfavorable lagged markets.
▪Securities lending fees increased primarily due to higher spreads.
Wealth Management trust, investment and other servicing fees decreased from the prior quarter, primarily due to unfavorable lagged markets.
Q2 2020 vs. Q2 2019
C&IS and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
C&IS trust, investment and other servicing fees increased compared to the prior-year quarter.
▪Custody and fund administration fees decreased primarily due to unfavorable lagged markets and currency translation, partially offset by new business and favorable transaction fees.
▪Investment management fees increased primarily due to new business.
▪Securities lending fees increased primarily due to higher spreads.
Wealth Management trust, investment and other servicing fees decreased compared to the prior-year quarter, primarily due to unfavorable lagged markets, partially offset by new business.

SECOND QUARTER 2020 RESULTS (continued)

OTHER NONINTEREST INCOME

				% Change vs.
($ In Millions)	Q2 2020	Q1 2020	Q2 2019	Q1 2020	Q2 2019
Other Noninterest Income
Foreign Exchange Trading Income	$71.3	$88.9	$60.5	(20)%	18%
Treasury Management Fees	11.4	11.0	11.2	5	2
Security Commissions and Trading Income	33.2	41.7	23.4	(21)	41
Other Operating Income	56.5	34.4	38.9	64	46
Investment Security Gains (Losses), net	0.1	—	(0.3)	N/M	N/M
Total Other Noninterest Income	$172.5	$176.0	$133.7	(2)%	29%
N/M - Not meaningful
Q2 2020 vs. Q1 2020

▪Foreign exchange trading income decreased primarily due to lower client volumes.
▪Security commissions and trading income decreased primarily due to lower revenue from interest rate swaps and core brokerage revenue.
▪Other operating income increased primarily due to an increase in the market value adjustment for a seed capital investment and higher miscellaneous income, partially offset by higher expenses for existing swap agreements related to Visa Inc. Class B common shares. The higher miscellaneous income was primarily associated with a market value increase in the supplemental compensation plans, which also resulted in a related increase in staff-related expenses in other operating expense.

Q2 2020 vs. Q2 2019

▪Foreign exchange trading income increased primarily due to increased market volatility and higher client volumes.
▪Security commissions and trading income increased primarily due to higher core brokerage and referral fee revenue.
▪Other operating income increased primarily due to higher miscellaneous income, an increase in the market value adjustment for a seed capital investment, and income related to a bank-owned life insurance program implemented during the second quarter of 2019, partially offset by higher expenses for existing swap agreements related to Visa Inc. Class B common shares and lower non-trading-related foreign exchange income. The higher miscellaneous income was primarily associated with a market value increase in the supplemental compensation plans, which also resulted in a related increase in staff-related expenses in other operating expense.

SECOND QUARTER 2020 RESULTS (continued)

NET INTEREST INCOME

				% Change vs.
($ In Millions)	Q2 2020	Q1 2020	Q2 2019	Q1 2020	Q2 2019
Net Interest Income
Interest Income (FTE*)	$414.0	$537.3	$647.9	(23)%	(36)%
Interest Expense	34.2	121.1	222.8	(72)	(85)
Net Interest Income (FTE*)	$379.8	$416.2	$425.1	(9)%	(11)%
Average Earning Assets	$125,182	$110,611	$105,709	13%	18%
Net Interest Margin (FTE*)	1.22%	1.51%	1.61%
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q2 2020 vs. Q1 2020

▪Net interest income on an FTE basis decreased primarily due to a lower net interest margin, partially offset by an increase in average earning assets.
▪The net interest margin on an FTE basis decreased primarily due to lower interest rates and a balance sheet mix shift.
▪Average earning assets increased primarily due to higher levels of short-term interest-bearing deposits with banks and loans. Funding of the balance sheet reflected higher levels of client deposits.
Q2 2020 vs. Q2 2019
▪Net interest income on an FTE basis decreased primarily due to a lower net interest margin, partially offset by an increase in average earning assets.
▪The net interest margin on an FTE basis decreased primarily due to lower interest rates and a balance sheet mix shift.
▪Average earning assets increased primarily due to higher levels of short-term interest-bearing deposits with banks, loans, and securities. Funding of the balance sheet reflected higher levels of client deposits.

SECOND QUARTER 2020 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	June 30, 2020	March 31, 2020	June 30, 2019	March 31, 2020	June 30, 2019
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$198.4	$124.4	$139.4	59%	42%
Cumulative Effect Adjustment	—	13.7	—	N/M	N/M
Provision for Credit Losses	66.0	61.0	(6.5)	8	N/M
Net Recoveries (Charge-Offs)	2.6	(0.7)	1.2	N/M	117
Ending Allowance for Credit Losses	$267.0	$198.4	$134.1	35%	99%
Allowance assigned to:
Loans and Leases	$210.2	$147.2	$110.8	43%	90%
Undrawn Loan Commitments and Standby Letters of Credit	49.0	40.4	23.3	21	110
Debt Securities and Other Financial Assets	7.8	10.8	—	(28)%	N/M
Ending Allowance for Credit Losses	$267.0	$198.4	$134.1	35%	99%
N/M - Not meaningful

Q2 2020
▪The provision in the current quarter was primarily due to an increase in the reserve evaluated on a collective basis driven by downgrades in the portfolio and more severe projected economic conditions, both resulting from the ongoing COVID-19 pandemic and related market and economic impacts, with the largest increases in the commercial and institutional and commercial real estate portfolios.
Q1 2020
▪The provision in the prior quarter was primarily due to an increase in the reserve evaluated on a collective basis driven by the then current and projected economic conditions resulting from the ongoing COVID-19 pandemic and related market and economic impacts, with the largest increase in the commercial and institutional and commercial real estate portfolios.
▪The Corporation adopted Accounting Standards Update (ASU) No. 2016-13, “Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments” (ASU 2016-13) on January 1, 2020, which significantly changes the way impairment of financial instruments is recognized by requiring immediate recognition of estimated credit losses expected to occur over the remaining life of financial instruments. Upon adoption of ASU 2016-13, Northern Trust recorded a $13.7 million increase in the allowance for credit losses with a corresponding cumulative effect adjustment to decrease retained earnings $10.1 million, net of income taxes.
Q2 2019
▪The credit provision in the prior-year quarter was primarily driven by a decrease in the allowance for the residential real estate portfolio driven by improved credit quality, partially offset by increases for the private client and commercial portfolios driven by lower credit quality, which resulted in a net reduction in the inherent allowance.

SECOND QUARTER 2020 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q2 2020	Q1 2020	Q2 2019	Q1 2020	Q2 2019
Noninterest Expense
Compensation	$460.3	$499.8	$455.5	(8)%	1%
Employee Benefits	90.4	97.9	89.3	(8)	1
Outside Services	176.2	192.8	186.4	(9)	(5)
Equipment and Software	164.2	162.2	147.2	1	12
Occupancy	60.0	51.1	50.9	17	18
Other Operating Expense	85.8	61.8	76.9	39	12
Total Noninterest Expense	$1,036.9	$1,065.6	$1,006.2	(3)%	3%
End of Period Full-Time Equivalent Staff	20,200	20,000	19,400	1%	4%

Q2 2020 vs. Q1 2020

▪Compensation expense decreased primarily driven by lower long-term performance-based incentive expense and lower cash-based incentives, partially offset by higher salaries driven by base pay adjustments.
▪Employee benefits decreased primarily reflecting lower payroll taxes and lower medical costs.
▪Outside services expense decreased primarily due to lower technical services costs and third-party advisory fees.
▪Occupancy expense increased primarily due to an asset retirement obligation reduction recorded in the prior quarter resulting from a lease renegotiation.
▪Other operating expense increased primarily driven by higher staff-related expenses and higher charges associated with account servicing activities, partially offset by lower business promotion expenses due to reduced business travel. The higher staff-related expense was primarily related to a market value increase in the supplemental compensation plans and resulted in a related increase in miscellaneous income reported in noninterest income.
Q2 2020 vs. Q2 2019

▪Compensation expense increased primarily reflecting higher salary expense driven by staff growth and base pay adjustments, partially offset by decreased cash-based incentive accruals and lower long-term performance-based incentive expense.
▪Outside services expense decreased primarily reflecting lower data processing, third-party advisory, consulting and subcustodian fees, partially offset by higher technical services costs.
▪Equipment and software expense increased primarily reflecting higher depreciation and amortization and software support costs.
▪Occupancy expense increased primarily due to higher rent and building operating costs associated with executing workplace real estate strategies.
▪Other operating expense increased primarily due to higher charges associated with account servicing activities and higher staff-related expenses, partially offset by lower business promotion expenses due to reduced business travel. The higher staff-related expense was primarily related to a market value increase in the supplemental compensation plans and resulted in a related increase in miscellaneous income reported in noninterest income.

SECOND QUARTER 2020 RESULTS (continued)

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q2 2020	Q1 2020	Q2 2019	Q1 2020	Q2 2019
Net Income
Income before Income Taxes	$403.2	$461.1	$506.9	(13)%	(20)%
Provision for Income Taxes	89.9	100.5	117.5	(10)	(23)
Net Income	$313.3	$360.6	$389.4	(13)%	(20)%
Effective Tax Rate	22.3%	21.8%	23.2%
Q2 2020 vs. Q1 2020
▪The provision for income taxes decreased primarily due to decreased income before income taxes, partially offset by income tax benefits related to share-based compensation arrangements recorded in the prior quarter.
Q2 2020 vs. Q2 2019
▪The provision for income taxes decreased primarily due to decreased income before income taxes, partially offset by prior-year-quarter income tax benefits recorded as a result of the Corporation’s international organizational restructuring.

STOCKHOLDERS’ EQUITY
Average total stockholders’ equity increased $503.3 million, or 5%, to $11.0 billion from the prior-year quarter’s average of $10.5 billion. The increase was primarily attributable to earnings and accumulated other comprehensive income since the prior-year period, partially offset by the repurchase of common stock pursuant to the Corporation’s share repurchase program and dividend declarations.
During the current quarter, the Corporation declared cash dividends totaling $4.8 million to preferred stockholders and cash dividends totaling $148.2 million to common stockholders. As the Corporation suspended its open-market share repurchase program on March 16, 2020, the only shares repurchased during the three months ended June 30, 2020 were 3,349 shares of common stock withheld upon the vesting of share-based compensation at a total cost of $0.2 million ($79.19 average price per share) to satisfy tax withholding obligations. During the six months ended June 30, 2020, the Corporation repurchased 3,244,087 shares of common stock, including 500,211 shares withheld related to share-based compensation, at a total cost of $297.0 million ($91.55 average price per share).

CAPITAL RATIOS

The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at June 30, 2020, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	June 30, 2020*		March 31, 2020		June 30, 2019
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	13.4%	13.9%	11.7%	12.9%	13.2%	13.5%	N/A	4.5%
Tier 1 Capital	14.6	15.2	12.8	14.1	14.5	14.8	6.0	6.0
Total Capital	16.5	16.8	14.5	15.7	16.4	16.5	10.0	8.0
Tier 1 Leverage	7.6	7.6	8.1	8.1	8.6	8.6	N/A	4.0
Supplementary Leverage	N/A	9.0	N/A	7.2	N/A	7.6	N/A	3.0

	June 30, 2020*		March 31, 2020		June 30, 2019
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	13.9%	14.7%	12.0%	13.5%	13.4%	14.1%	6.5%	4.5%
Tier 1 Capital	13.9	14.7	12.0	13.5	13.4	14.1	8.0	6.0
Total Capital	15.7	16.2	13.6	14.9	15.1	15.7	10.0	8.0
Tier 1 Leverage	7.3	7.3	7.6	7.6	7.8	7.8	5.0	4.0
Supplementary Leverage	N/A	8.2	N/A	6.8	N/A	6.9	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

FTE RECONCILIATION	QUARTERS
	2020		2019
($ in Millions)	SECOND	FIRST	FOURTH	THIRD	SECOND
Net Interest Income
Interest Income - GAAP	$406.3	$529.2	$576.1	$620.8	$640.2
Add: FTE Adjustment	7.7	8.1	9.7	7.6	7.7
Interest Income (FTE) - Non-GAAP	$414.0	$537.3	$585.8	$628.4	$647.9

Net Interest Income - GAAP	$372.1	$408.1	$420.8	$417.7	$417.4
Add: FTE Adjustment	7.7	8.1	9.7	7.6	7.7
Net Interest Income (FTE) - Non-GAAP	$379.8	$416.2	$430.5	$425.3	$425.1

Net Interest Margin - GAAP	1.20%	1.48%	1.56%	1.58%	1.58%
Net Interest Margin (FTE) - Non-GAAP	1.22%	1.51%	1.59%	1.61%	1.61%

Total Revenue
Total Revenue - GAAP	$1,506.1	$1,587.7	$1,547.7	$1,537.9	$1,506.6
Add: FTE Adjustment	7.7	8.1	9.7	7.6	7.7
Total Revenue (FTE) - Non-GAAP	$1,513.8	$1,595.8	$1,557.4	$1,545.5	$1,514.3

FORWARD-LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 (coronavirus) pandemic and its impact on global economic and market conditions and Northern Trust's business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s second quarter earnings conference call will be webcast on July 22, 2020. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website from 1:00 p.m. CT on July 22, 2020, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 22 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2020, Northern Trust had assets under custody/administration of US $12.1 trillion, and assets under management of US $1.3 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

/ / /

NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SECOND QUARTER
	2020	2019	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$961.5	$955.5	1%
Foreign Exchange Trading Income	71.3	60.5	18
Treasury Management Fees	11.4	11.2	2
Security Commissions and Trading Income	33.2	23.4	41
Other Operating Income	56.5	38.9	46
Investment Security Gains (Losses), net	0.1	(0.3)	N/M
Total Noninterest Income	1,134.0	1,089.2	4

Net Interest Income
Interest Income	406.3	640.2	(37)
Interest Expense	34.2	222.8	(85)
Net Interest Income	372.1	417.4	(11)

Total Revenue	1,506.1	1,506.6	—

Provision for Credit Losses	66.0	(6.5)	N/M

Noninterest Expense
Compensation	460.3	455.5	1
Employee Benefits	90.4	89.3	1
Outside Services	176.2	186.4	(5)
Equipment and Software	164.2	147.2	12
Occupancy	60.0	50.9	18
Other Operating Expense	85.8	76.9	12
Total Noninterest Expense	1,036.9	1,006.2	3

Income before Income Taxes	403.2	506.9	(20)
Provision for Income Taxes	89.9	117.5	(23)
NET INCOME	$313.3	$389.4	(20)%

Dividends on Preferred Stock	$4.8	$5.9	(20)%
Earnings Allocated to Participating Securities	3.4	3.8	(8)
Earnings Allocated to Common and Potential Common Shares	305.1	379.7	(20)

Per Common Share
Net Income
Basic	$1.47	$1.76	(17)%
Diluted	1.46	1.75	(16)

Average Common Equity	$10,156.5	$9,656.1	5%
Return on Average Common Equity	12.2%	15.9%
Return on Average Assets	0.91%	1.34%

Cash Dividends Declared per Common Share	$0.70	$0.60	17%

Average Common Shares Outstanding (000s)
Basic	208,069	216,139
Diluted	208,568	217,170
Common Shares Outstanding (EOP) (000s)	208,093	214,891
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	SECOND	FIRST
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2020	2020	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$961.5	$1,003.6	(4)%
Foreign Exchange Trading Income	71.3	88.9	(20)
Treasury Management Fees	11.4	11.0	5
Security Commissions and Trading Income	33.2	41.7	(21)
Other Operating Income	56.5	34.4	64
Investment Security Gains (Losses), net	0.1	—	N/M
Total Noninterest Income	1,134.0	1,179.6	(4)

Net Interest Income
Interest Income	406.3	529.2	(23)
Interest Expense	34.2	121.1	(72)
Net Interest Income	372.1	408.1	(9)

Total Revenue	1,506.1	1,587.7	(5)

Provision for Credit Losses	66.0	61.0	8

Noninterest Expense
Compensation	460.3	499.8	(8)
Employee Benefits	90.4	97.9	(8)
Outside Services	176.2	192.8	(9)
Equipment and Software	164.2	162.2	1
Occupancy	60.0	51.1	17
Other Operating Expense	85.8	61.8	39
Total Noninterest Expense	1,036.9	1,065.6	(3)

Income before Income Taxes	403.2	461.1	(13)
Provision for Income Taxes	89.9	100.5	(10)
NET INCOME	$313.3	$360.6	(13)%

Dividends on Preferred Stock(2)	$4.8	$30.5	(85)
Earnings Allocated to Participating Securities	3.4	3.9	(13)
Earnings Allocated to Common and Potential Common Shares	305.1	326.2	(6)

Per Common Share
Net Income
Basic	$1.47	$1.56	(6)%
Diluted	1.46	1.55	(6)

Average Common Equity	$10,156.5	$9,897.9	3%
Return on Average Common Equity	12.2%	13.4%
Return on Average Assets	0.91%	1.17%

Cash Dividends Declared per Common Share	$0.70	$0.70	—%

Average Common Shares Outstanding (000s)
Basic	208,069	208,881
Diluted	208,568	209,817
Common Shares Outstanding (EOP) (000s)	208,093	208,052
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)Dividends on Preferred Stock in the first quarter of 2020 includes $11.5 million related to the difference between the redemption amount of the Corporation's Series C Non-Cumulative Perpetual Preferred Stock, which was redeemed in the first quarter of 2020, and its carrying value.
N/M - Not meaningful

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2020	2019	% Change [1]
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,965.1	$1,884.4	4%
Foreign Exchange Trading Income	160.2	126.7	26
Treasury Management Fees	22.4	22.9	(2)
Security Commissions and Trading Income	74.9	46.7	60
Other Operating Income	90.9	67.9	34
Investment Security Gains (Losses), net	0.1	(0.5)	N/M
Total Noninterest Income	2,313.6	2,148.1	8

Net Interest Income
Interest Income	935.5	1,303.0	(28)
Interest Expense	155.3	463.6	(67)
Net Interest Income	780.2	839.4	(7)

Total Revenue	3,093.8	2,987.5	4

Provision for Credit Losses	127.0	(6.5)	N/M

Noninterest Expense
Compensation	960.1	937.5	2
Employee Benefits	188.3	175.0	8
Outside Services	369.0	374.8	(2)
Equipment and Software	326.4	295.5	10
Occupancy	111.1	102.5	8
Other Operating Expense	147.6	149.6	(1)
Total Noninterest Expense	2,102.5	2,034.9	3

Income before Income Taxes	864.3	959.1	(10)
Provision for Income Taxes	190.4	222.6	(14)
NET INCOME	$673.9	$736.5	(8)%

Dividends on Preferred Stock(2)	$35.3	$23.2	52%
Earnings Allocated to Participating Securities	7.3	8.1	(9)
Earnings Allocated to Common and Potential Common Shares	631.3	705.2	(10)

Per Common Share
Net Income
Basic	$3.03	$3.25	(7)%
Diluted	3.02	3.23	(7)

Average Common Equity	$10,027.2	$9,601.8	4
Return on Average Common Equity	12.8%	15.0%
Return on Average Assets	1.03%	1.26%

Cash Dividends Declared per Common Share	$1.40	$1.20	17%

Average Common Shares Outstanding (000s)
Basic	208,475	217,182
Diluted	209,193	218,214
Common Shares Outstanding (EOP) (000s)	208,093	214,891
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)Dividends on Preferred Stock in 2020 includes $11.5 million related to the difference between the redemption amount of the Corporation's Series C Non-Cumulative Perpetual Preferred Stock, which was redeemed in the first quarter of 2020, and its carrying value.
N/M - Not meaningful

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30
	2020	2019	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$42,213.9	$27,530.3	53%
Interest-Bearing Due from and Deposits with Banks(3)	4,918.8	6,619.3	(26)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,505.5	660.5	128
Securities
U.S. Government	4,274.3	5,197.1	(18)
Obligations of States and Political Subdivisions	2,033.0	769.4	164
Government Sponsored Agency	23,409.1	22,509.6	4
Other(4)	26,622.4	20,782.6	28
Total Securities	56,338.8	49,258.7	14
Loans and Leases	33,757.3	30,982.3	9
Total Earning Assets	138,734.3	115,051.1	21
Allowance for Credit Losses	(218.0)	(110.8)	97
Cash and Due from Banks and Other Central Bank Deposits(5)	2,417.9	2,965.9	(18)
Buildings and Equipment	501.0	407.5	23
Client Security Settlement Receivables	2,069.9	1,311.1	58
Goodwill	690.6	682.0	1
Other Assets	7,237.2	6,244.1	16
Total Assets	$151,432.9	$126,550.9	20%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$24,657.6	$18,197.2	36%
Savings Certificates and Other Time	1,505.7	897.3	68
Non-U.S. Offices - Interest-Bearing	67,277.5	59,028.0	14
Total Interest-Bearing Deposits	93,440.8	78,122.5	20
Short-Term Borrowings	8,229.1	8,259.6	—
Senior Notes	3,667.3	2,565.6	43
Long-Term Debt	1,200.4	1,147.6	5
Floating Rate Capital Debt	277.7	277.6	—
Total Interest-Related Funds	106,815.3	90,372.9	18
Demand and Other Noninterest-Bearing Deposits	28,613.3	22,107.9	29
Other Liabilities	4,622.1	3,264.6	42
Total Liabilities	140,050.7	115,745.4	21
Common Equity	10,497.3	9,923.5	6
Preferred Equity	884.9	882.0	—
Total Equity	11,382.2	10,805.5	5
Total Liabilities and Stockholders’ Equity	$151,432.9	$126,550.9	20%
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2) Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3) Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4) Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)  Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30	MARCH 31
	2020	2020	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$42,213.9	$44,636.6	(5)%
Interest-Bearing Due from and Deposits with Banks(3)	4,918.8	8,282.8	(41)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,505.5	998.2	51
Securities
U.S. Government	4,274.3	4,688.9	(9)
Obligations of States and Political Subdivisions	2,033.0	1,783.1	14
Government Sponsored Agency	23,409.1	23,873.9	(2)
Other(4)	26,622.4	23,221.5	15
Total Securities	56,338.8	53,567.4	5
Loans and Leases	33,757.3	37,837.7	(11)
Total Earning Assets	138,734.3	145,322.7	(5)
Allowance for Credit Losses	(218.0)	(157.8)	38
Cash and Due from Banks and Other Central Bank Deposits(5)	2,417.9	2,954.2	(18)
Buildings and Equipment	501.0	490.2	2
Client Security Settlement Receivables	2,069.9	2,116.9	(2)
Goodwill	690.6	689.3	—
Other Assets	7,237.2	10,293.7	(30)
Total Assets	$151,432.9	$161,709.2	(6)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$24,657.6	$27,241.0	(9)%
Savings Certificates and Other Time	1,505.7	918.7	64
Non-U.S. Offices - Interest-Bearing	67,277.5	69,779.1	(4)
Total Interest-Bearing Deposits	93,440.8	97,938.8	(5)
Short-Term Borrowings	8,229.1	10,360.6	(21)
Senior Notes	3,667.3	2,668.5	37
Long-Term Debt	1,200.4	1,196.0	—
Floating Rate Capital Debt	277.7	277.7	—
Total Interest-Related Funds	106,815.3	112,441.6	(5)
Demand and Other Noninterest-Bearing Deposits	28,613.3	33,552.4	(15)
Other Liabilities	4,622.1	4,835.5	(4)
Total Liabilities	140,050.7	150,829.5	(7)
Common Equity	10,497.3	9,994.8	5
Preferred Equity	884.9	884.9	—
Total Equity	11,382.2	10,879.7	5
Total Liabilities and Stockholders’ Equity	$151,432.9	$161,709.2	(6)%
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2) Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3) Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4) Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)  Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	SECOND QUARTER
	2020	2019	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$30,299.0	$19,236.2	58%
Interest-Bearing Due from and Deposits with Banks(3)	5,505.7	5,811.9	(5)
Federal Funds Sold and Securities Purchased under Agreements to Resell	985.9	650.9	51
Securities
U.S. Government	4,472.3	5,150.3	(13)
Obligations of States and Political Subdivisions	1,834.7	770.5	138
Government Sponsored Agency	23,398.2	22,397.0	4
Other(4)	23,179.2	20,593.4	13
Total Securities	52,884.4	48,911.2	8
Loans and Leases	35,506.7	31,098.9	14
Total Earning Assets	125,181.7	105,709.1	18
Allowance for Credit Losses	(160.2)	(115.1)	39
Cash and Due from Banks and Other Central Bank Deposits(5)	2,966.7	2,784.3	7
Buildings and Equipment	507.0	412.5	23
Client Security Settlement Receivables	1,297.6	1,044.6	24
Goodwill	689.6	681.4	1
Other Assets	8,288.2	5,842.1	42
Total Assets	$138,770.6	$116,358.9	19%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$24,017.0	$15,950.9	51%
Savings Certificates and Other Time	1,403.6	888.6	58
Non-U.S. Offices - Interest-Bearing	63,592.7	54,679.9	16
Total Interest-Bearing Deposits	89,013.3	71,519.4	24
Short-Term Borrowings	7,360.1	9,427.6	(22)
Senior Notes	3,332.9	2,361.4	41
Long-Term Debt	1,198.3	1,131.6	6
Floating Rate Capital Debt	277.7	277.6	—
Total Interest-Related Funds	101,182.3	84,717.6	19
Demand and Other Noninterest-Bearing Deposits	21,856.7	17,826.5	23
Other Liabilities	4,690.2	3,276.7	43
Total Liabilities	127,729.2	105,820.8	21
Common Equity	10,156.5	9,656.1	5
Preferred Equity	884.9	882.0	—
Total Equity	11,041.4	10,538.1	5
Total Liabilities and Stockholders’ Equity	$138,770.6	$116,358.9	19%
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2) Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3) Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)  Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)  Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	SECOND	FIRST
($ In Millions)	QUARTER	QUARTER
	2020	2020	% Change(1)
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$30,299.0	$19,826.2	53%
Interest-Bearing Due from and Deposits with Banks(3)	5,505.7	5,838.1	(6)
Federal Funds Sold and Securities Purchased under Agreements to Resell	985.9	667.6	48
Securities
U.S. Government	4,472.3	4,639.2	(4)
Obligations of States and Political Subdivisions	1,834.7	1,723.4	6
Government Sponsored Agency	23,398.2	23,365.9	—
Other(4)	23,179.2	22,234.7	4
Total Securities	52,884.4	51,963.2	2
Loans and Leases	35,506.7	32,316.2	10
Total Earning Assets	125,181.7	110,611.3	13
Allowance for Credit Losses	(160.2)	(109.9)	46
Cash and Due from Banks and Other Central Bank Deposits(5)	2,966.7	2,723.0	9
Buildings and Equipment	507.0	501.4	1
Client Security Settlement Receivables	1,297.6	1,531.0	(15)
Goodwill	689.6	692.6	—
Other Assets	8,288.2	8,221.1	1
Total Assets	$138,770.6	$124,170.5	12%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$24,017.0	$20,251.2	19%
Savings Certificates and Other Time	1,403.6	959.8	46
Non-U.S. Offices - Interest-Bearing	63,592.7	54,543.3	17
Total Interest-Bearing Deposits	89,013.3	75,754.3	18
Short-Term Borrowings	7,360.1	9,701.4	(24)
Senior Notes	3,332.9	2,615.1	27
Long-Term Debt	1,198.3	1,168.7	3
Floating Rate Capital Debt	277.7	277.7	—
Total Interest-Related Funds	101,182.3	89,517.2	13
Demand and Other Noninterest-Bearing Deposits	21,856.7	19,331.5	13
Other Liabilities	4,690.2	4,534.8	3
Total Liabilities	127,729.2	113,383.5	13
Common Equity	10,156.5	9,897.9	3
Preferred Equity	884.9	889.1	—
Total Equity	11,041.4	10,787.0	2
Total Liabilities and Stockholders’ Equity	$138,770.6	$124,170.5	12%
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2) Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3) Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)  Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)  Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2020		2019
($ In Millions Except Per Share Data)	QUARTERS		QUARTERS
	SECOND	FIRST	FOURTH	THIRD	SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$961.5	$1,003.6	$992.2	$975.5	$955.5
Other Noninterest Income	172.5	176.0	134.7	144.7	133.7
Net Interest Income	372.1	408.1	420.8	417.7	417.4
Total Revenue	1,506.1	1,587.7	1,547.7	1,537.9	1,506.6
Provision for Credit Losses	66.0	61.0	(1.0)	(7.0)	(6.5)
Noninterest Expense	1,036.9	1,065.6	1,072.3	1,036.3	1,006.2
Income before Income Taxes	403.2	461.1	476.4	508.6	506.9
Provision for Income Taxes	89.9	100.5	105.3	124.0	117.5
Net Income	$313.3	$360.6	$371.1	$384.6	$389.4

Per Common Share
Net Income - Basic	$1.47	$1.56	$1.71	$1.70	$1.76
- Diluted	1.46	1.55	1.70	1.69	1.75
Cash Dividends Declared per Common Share	0.70	0.70	0.70	0.70	0.60
Book Value (EOP)	50.45	48.04	46.82	46.86	46.18
Market Value (EOP)	79.34	75.46	106.24	93.32	90.00

Financial Ratios
Return on Average Common Equity	12.2%	13.4%	14.8%	14.9%	15.9%
Return on Average Assets	0.91	1.17	1.25	1.31	1.34
Net Interest Margin (GAAP)	1.20	1.48	1.56	1.58	1.58
Net Interest Margin (FTE*)	1.22	1.51	1.59	1.61	1.61

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$11,347.1	$10,236.5	$11,311.6	$10,864.0	$10,623.6
Wealth Management	751.2	640.1	738.8	701.2	698.4
Total Assets Under Custody / Administration	$12,098.3	$10,876.6	$12,050.4	$11,565.2	$11,322.0

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$8,542.7	$7,620.8	$8,497.8	$8,061.4	$7,820.6
Wealth Management	747.9	633.9	735.7	698.7	698.2
Total Assets Under Custody	$9,290.6	$8,254.7	$9,233.5	$8,760.1	$8,518.8

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$954.0	$842.6	$917.5	$901.3	$887.0
Wealth Management	303.8	276.7	313.8	300.5	293.2
Total Assets Under Management	$1,257.8	$1,119.3	$1,231.3	$1,201.8	$1,180.2

Asset Quality ($ In Millions) - EOP
Nonaccrual Loans and Leases	$98.5	$103.9	$83.6	$113.1	$115.1
Other Real Estate Owned (OREO)	0.9	1.6	3.2	3.2	3.8
Total Nonaccrual Assets	$99.4	$105.5	$86.8	$116.3	$118.9
Nonaccrual Assets / Loans and Leases and OREO	0.29%	0.28%	0.28%	0.38%	0.38%
Gross Charge-offs	$(0.4)	$(1.8)	$(3.8)	$(1.1)	$(0.6)
Gross Recoveries	3.0	1.1	1.5	1.7	1.8
Net Recoveries (Charge-offs)	$2.6	$(0.7)	$(2.3)	$0.6	$1.2
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	0.03%	(0.01)%	(0.03)%	0.01%	0.02%
Allowance for Credit Losses Assigned to:
Loans and Leases	$210.2	$147.2	$104.5	$105.7	$110.8
Undrawn Loan Commitments and Standby Letters of Credit	49.0	40.4	19.9	22.0	23.3
Debt Securities and Other Financial Assets	7.8	10.8	—	—	—
Loans and Leases Allowance / Nonaccrual Loans and Leases	2.1x	1.4x	1.3x	0.9x	1.0x
(*) Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.